Exhibit 99.7

January 23, 2025

Securities and Exchange Commission Division of Corporation Finance Office of the Chief Accountant

100 F Street NE Washington, DC 20549

Re:	Flybondi Holdings plc Registration Statement on Form F-4 (333-[●])
Request for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

The undersigned, Flybondi Holdings plc (“FB Parent”) and Flybondi Limited (“Flybondi”), each incorporated and existing under the laws of England and Wales, are submitting this letter in connection with FB Parent’s filing of its registration statement on Form F-4 on January 23, 2025, as may be amended (the “Registration Statement”), in connection with the proposed business combination among Integral Acquisition Corporation 1, a Delaware corporation (“Integral”), FB Parent and Flybondi. We hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering the Registration Statement on Form F-4 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Sections 1140.5 and 6220.3.

At the time of the initial filing of the Registration Statement on January 23, 2025, the Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 14(h) of Form F-4, because it contained Flybondi’s audited financial statements for the year ended December 31, 2023 prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). However, because Flybondi’s audited financial statements for the year ended December 31, 2024 will not be available until April 2025, the Registration Statement contains only audited financial statements for the year ended December 31, 2023 prepared in accordance with IFRS as issued by the IASB.

FB Parent and Flybondi are submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

See also the Commission’s November 1, 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) in Section III.B.c, in which the Commission notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, FB Parent and Flybondi represent to the Commission that:

1.
Flybondi is not currently a public reporting company in any other jurisdiction.
2.
Flybondi is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.
3.
Compliance with Item 8.A.4 is impracticable and involves undue hardship for Flybondi.
4.
Flybondi does not anticipate that its audited financial statements for the year ended December 31, 2024 will be available until April 2025.
5.
In no event will Flybondi seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

We have filed this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact Thomas Martin at Flybondi’s external counsel, Greenberg Traurig, P.A., at Thomas.Martin@gtlaw.com, if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ Peter Yu
Peter Yu
Director
Flybondi Holdings plc

/s/ Peter Yu
Peter Yu
Director
Flybondi Limited